Exhibit j.

                       CONSENT OF INDEPENDENT ACCOUNTANTS





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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 24, 1999, relating to the financial statements and financial highlights of the Phoenix-Euclid Market Neutral Fund, which appear in such Registration Statement. We also consent to the references to us under the headings, "Independent Accountants" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
February 23, 2000